UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2011

Strayer Education, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	0-21039	52-1975978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2303 Dulles Station Boulevard Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

(703) 247-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

          On April 28, 2011, Strayer Education, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2011.  A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

          The information contained in this current report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Compensatory Plan.  At the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) held on April 26, 2011, the stockholders approved the Company’s 2011 Equity Compensation Plan (“2011 Plan”).   The purpose of the 2011 Plan is to provide eligible persons with an incentive to contribute to the success of the Company and to manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its stockholders and other important stakeholders, including its employees and customers, and to provide a means of obtaining, rewarding and retaining key personnel, all in compliance with applicable law.  The 2011 Plan also will be used for the annual restricted stock grants that form a principal part of the compensation of directors of the Company.  The 2011 Plan replaces our 1996 Stock Option Plan, as amended (the “1996 Plan”), which is now no longer available for additional grants.

The number of shares of our common stock reserved for issuance under the 2011 Plan is 300,000 authorized but unissued shares, plus the number of shares (approximately 55,000) available for grant under the 1996 Plan at the time of stockholder approval of the 2011 Plan and plus the number of shares which may in the future become available under the 1996 Plan due to forfeitures of outstanding awards.

A summary of the 2011 Plan is set forth in our proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 29, 2011 (the “Proxy Statement”), and is incorporated herein by reference. That summary and the foregoing description of the 2011 Plan are qualified in their entirety by reference to the text of the 2011 Plan, which was filed as Appendix A to the Company’s Proxy Statement and is incorporated herein by reference.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting of Stockholders on April 26, 2011. There were 12,594,919 shares of common stock eligible to be voted at the Annual Meeting and 11,168,970 shares were presented in person or represented by proxy at the meeting which constituted a quorum to conduct business.

There were five proposals submitted to the Company’s stockholders at the Annual Meeting.  All proposals were passed.  The final results of voting on each of the proposals are as follows:

Proposal 1: To elect ten directors to the Board of Directors from the nominees named in the attached proxy statement to serve for a term of one year or until their respective successors are elected and qualified.

Nominee	Votes For	Votes Against	Abstain	Broker Non-Vote
Robert S. Silberman	10,578,377	20,624	5,056	564,913
David A. Coulter	10,571,779	27,316	4,962	564,913
Dr. Charlotte F. Beason	10,582,922	16,703	4,432	564,913
William E. Brock	10,577,003	21,895	5,159	564,913
John T. Casteen III	9,674,901	924,106	5,050	564,913
Robert R. Grusky	10,595,810	3,146	5,101	564,913
Robert L. Johnson	10,595,694	3,373	4,990	564,913
Todd A. Milano	10,559,521	39,491	5,045	564,913
G. Thomas Waite, III	10,582,003	17,369	4,685	564,913
J. David Wargo	10,594,524	4,497	5,036	564,913

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstain	Broker Non-Vote
11,122,358	39,467	7,145	0

Proposal 3:  To approve the Corporation’s 2011 Equity Compensation Plan, which will increase the number of shares available for issuance as equity compensation by 300,000 shares.

Votes For	Votes Against	Abstain	Broker Non-Vote
10,485,416	109,712	8,929	564,913

Proposal 4:  To conduct an advisory vote on the compensation of the named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Vote
9,431,249	1,162,609	6,859	568,253

Proposal 5:  To conduct an advisory vote on the frequency of stockholder votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
7,738,428	20,989	2,827,249	15,568	566,736

Based on these voting results, the Company’s Board of Directors has determined that an advisory vote on the compensation of the Company’s named executive officers will be conducted every year.

Item 9.01.              Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number	Description

99.1	Press Release, dated April 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAYER EDUCATION, INC.

Date: April 28, 2011	By:	/s/ Mark C. Brown
Mark C. Brown
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 28, 2011